                                                              Exhibit 23




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-24258, 33-24259, 33-60405, 33-54351, 33-54353, 33-54355, 33-65946, 333-
01687 and 333-67801 and in Post-Effective Amendment No. 1 to Registration Statement Nos. 33-20852 and 33-20853 of Armco Inc., all on Form S-8, of our report dated February 5, 1999 on the consolidated financial statements of Armco Inc. and subsidiaries incorporated by reference in this Annual Report on Form 10-K of Armco Inc. for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
Pittsburgh, Pennsylvania
March 12, 1999